THE SPECIAL COMMON STOCK, PAR VALUE $1.00, OF SPIROS DEVELOPMENT CORPORATION II, INC., A DELAWARE COMPANY (THE "COMPANY"), EVIDENCED HEREBY ENTITLES THE HOLDERS OF A MAJORITY OF THE SHARES OF SUCH SPECIAL COMMON STOCK TO PURCHASE ALL, BUT NOT LESS THAN ALL, OF THE OUTSTANDING SHARES OF THE COMPANY'S CALLABLE COMMON STOCK, PAR VALUE $0.001 PER SHARE (THE "CALLABLE COMMON STOCK"), EXERCISABLE BY NOTICE GIVEN AT ANY TIME BEGINNING ON THE CLOSING DATE OF THE OFFERING OF THE UNITS, EACH UNIT COMPRISED OF ONE SHARE OF CALLABLE COMMON STOCK AND ONE WARRANT TO PURCHASE ONE-FOURTH OF ONE SHARE OF THE COMMON STOCK OF DURA PHARMACEUTICALS, INC. AND ENDING ON THE EARLIER OF
(i) DECEMBER 31, 2002, (ii) THE 90TH DAY AFTER THE DATE THE COMPANY PROVIDES SUCH HOLDER WITH QUARTERLY FINANCIAL STATEMENTS OF THE COMPANY SHOWING CASH OR CASH EQUIVALENTS OF LESS THAN $5,000,000 OR (iii) THE DATE OF TERMINATION BY THE COMPANY OF THAT CERTAIN TECHNOLOGY LICENSE AGREEMENT, DEVELOPMENT AGREEMENT OR MANUFACTURING AND MARKETING AGREEMENT DATED ON OR ABOUT DECEMBER 22, 1997, ALL AS DESCRIBED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY. COPIES OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY ARE AVAILABLE AT THE OFFICES OF THE COMPANY, 7475 LUSK BOULEVARD, SAN DIEGO, CALIFORNIA 92121, ATTENTION: MITCHELL R. WOODBURY AND WILL BE FURNISHED TO ANY STOCKHOLDER OF THE COMPANY ON REQUEST AND WITHOUT COST.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A COPY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OF THE COMPANY OR SERIES THEREOF, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

No. S-1                                           *1,000 shares*

                      SPIROS DEVELOPMENT CORPORATION II, INC.

                INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                 FULLY PAID AND NON-ASSESSABLE SPECIAL COMMON STOCK

                             PAR VALUE $1.00 PER SHARE

          This certifies that Dura Pharmaceuticals, Inc. is the owner of One Thousand (1,000) shares of Special Common Stock of Spiros Development Corporation II, Inc., transferable on the books of the Company by the holder thereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of Delaware, and to the Amended and Restated Certificate of Incorporation of the Company as now or hereafter amended (copies of which are on file at the offices of the Company) which are made a part hereof with the same force and effect as if they were set forth herein, to all of which the holder, by acceptance hereof, assents.

          IN WITNESS WHEREOF, the Company has caused the signatures of its duly authorized officers and its corporate seal to be hereunto affixed.

Dated:  December 18, 1997





/s/David S. Kabakoff                   /s/ Mitchell R. Woodbury
--------------------                   ------------------------
President                              Secretary

The following abbreviations, when used in the inscription on the first page of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT  . . . . . Custodian . . . . . . . . . . .

                    (Cust)              (Minor)
                    under Uniform Gifts to Minors Act
                    . . . . . . . . . . . . . . . . .
                                              (State)


Additional abbreviations may also be used though not in the above list.


   For Value Received, _______________ hereby sells, assigns and transfers unto


_______________________________________________________________________________
                         (Please insert Social Security
                    or other identifying number of assignee)


_______________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)


____________________________ shares of Special Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint _________
______________________________________________________________________________
attorney, to transfer the said same on the books of the within named Company, with full power of substitution in the premises.


Dated:________________________


                                       _______________________________________
                                       Signature

                                       _______________________________________
                                       Signature

                                 Notice:  The signature to this assignment must
                          correspond with the name as written upon the face of
                  the Certificate, in every particular, without alteration or enlargement, or any change whatever.